News Release

Public Storage

701 Western Avenue

Glendale, CA 91201-2349

PublicStorage.com

For Release	Immediately
Date	February 26, 2019
Contact	Ryan Burke
(818) 244-8080, Ext. 1141

Public Storage Reports Results for the Fourth Quarter and Year Ended December 31, 2018

GLENDALE,  California – Public Storage (NYSE:PSA) announced today operating results for the quarter and year ended December 31, 2018.

Operating Results for the Three Months Ended December 31, 2018

For the three months ended December 31, 2018, net income allocable to our common shareholders was $530.1 million or $3.04 per diluted common share, compared to $334.1 million or $1.92 per diluted common share in 2017 representing an increase of $196.0 million or $1.12 per diluted common share.  The increase is due primarily to (i) $183.1 million in aggregate gains due to Shurgard Self Storage SA’s (“Shurgard Europe’s”) initial public offering and the sale of our facility in West London to Shurgard Europe, (ii) a $11.1 million increase in self-storage net operating income (described below) and (iii) a $11.0 million increase due to the impact of foreign currency exchange gains and losses associated with our euro denominated debt, offset partially by (iv) a $8.1 million increase in general and administrative expense due to the acceleration of share-based compensation expense accruals for our former CEO and CFO in 2018 as a result of their retirement on December 31, 2018.

The $11.1 million increase in self-storage net operating income is a result of a $1.9 million increase in our Same Store Facilities (as defined below) and a $9.2 million increase in our Non Same Store Facilities (as defined below).  Revenues for the Same Store Facilities increased 1.2% or $6.7 million in the three months ended December 31, 2018 as compared to 2017, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 4.1% or $4.8 million in the three months ended December 31, 2018 as compared to 2017, due primarily to increased property taxes and higher marketing expenses.  The increase in net operating income of $9.2 million for the Non Same Store Facilities is due primarily to the impact of 164 self-storage facilities acquired and developed since January 2016.

Operating Results for the Year Ended December 31, 2018

In 2018, net income allocable to our common shareholders was $1,488.9 million or $8.54 per diluted common share, compared to $1,171.6 million or $6.73 per diluted common share in 2017 representing an increase of $317.3 million or $1.81 per diluted common share.  The increase is due primarily to (i) $183.1 million in aggregate gains due to Shurgard Europe’s initial public offering and the sale of our facility in West London to Shurgard Europe, (ii) a $47.1 million increase in self-storage net operating income (described below),  (iii) our $37.7 million equity share of gains recorded by PS Business Parks in 2018, (iv) a $68.2 million increase due to the impact of foreign currency exchange gains and losses associated with our euro denominated debt, (v) a $29.3 million allocation to preferred shareholders associated with preferred share redemptions in 2017 and (vi) a $7.8 million casualty loss and $5.2 million in incremental tenant reinsurance losses related to Hurricanes Harvey and Irma in 2017.  These impacts were offset partially by a $36.1 million increase in general and administrative expense due to the acceleration of share-based compensation expense accruals for our former CEO and CFO in 2018 as a result of their retirement on December 31, 2018 and the reversal of share-based compensation accruals forfeited by retiring senior executive officers in 2017.

The $47.1 million increase in self-storage net operating income is a result of a $15.6 million increase in our Same Store Facilities and $31.5 million increase in our Non Same Store Facilities.  Revenues for the Same Store Facilities increased 1.5% or $33.3 million in 2018 as compared to 2017, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 3.2% or $17.7 million in 2018 as compared to 2017, due primarily to increased property taxes.  The increase in net operating income of $31.5 million for the Non Same Store Facilities is due primarily to the impact of 164 self-storage facilities acquired and developed since January 2016.

Funds from Operations

For the three months ended December 31, 2018, funds from operations (“FFO”) was $2.77 per diluted common share, as compared to $2.70 in 2017, representing an increase of 2.6%.  FFO is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation and amortization expense, gains and losses and impairment charges with respect to real estate assets.  A reconciliation of GAAP diluted net income per share to FFO per share, and additional descriptive information regarding this non-GAAP measure, is attached.

For the year ended December 31, 2018, FFO was $10.45 per diluted common share, as compared to $9.70 in 2017, representing an increase of 7.7%.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) foreign currency exchange gains and losses, (ii) EITF D-42 charges related to the redemption of preferred securities, (iii) accelerations of accruals due to the retirement of our former CEO and CFO and reversals of accruals with respect to share-based awards forfeited by retiring senior executive officers and (iv) certain other non-cash and/or nonrecurring income or expense items.  We review Core FFO per share to evaluate our ongoing operating performance, and we believe it is used by investors and REIT analysts in a similar manner.  However, Core FFO per share is not a substitute for net income per share.  Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology or may not present such a measure, Core FFO per share may not be comparable among REITs.

The following table reconciles from FFO per share to Core FFO per share (unaudited):

	Three Months Ended December 31,			Year Ended December 31,
			Percentage			Percentage
	2018	2017	Change	2018	2017	Change

FFO per share	$2.77	$2.70	2.6%	$10.45	$9.70	7.7%
Eliminate the per share impact of
items excluded from Core FFO, including
our equity share from investments:
Foreign currency exchange (gain) loss	(0.03)	0.03		(0.10)	0.29
Application of EITF D-42	-	0.01		-	0.19
Casualty losses and tenant claims due to
hurricanes	-	-		-	0.07
Shurgard Europe - IPO costs and casualty
loss	0.02	-		0.03	-
Acceleration (reversal) of share-based
compensation expense due to
executive officer retirement	0.05	-		0.18	(0.03)
Other items	-	0.01		-	0.01
Core FFO per share	$2.81	$2.75	2.2%	$10.56	$10.23	3.2%

Property Operations – Same Store Facilities

The Same Store Facilities represent those facilities that have been owned and operated on a stabilized level of occupancy, revenues and cost of operations since January 1, 2016.  We review the operations of our Same Store Facilities, which excludes facilities whose operating trends are significantly affected by factors such as casualty events, as well as recently developed or acquired facilities, to more effectively evaluate the ongoing performance of our self-storage portfolio in 2016, 2017 and 2018.  We believe the Same Store information is used by investors and REIT analysts in a similar manner.  The following table summarizes the historical operating results of these 2,046 facilities (131.2 million net rentable square feet) that represent approximately 81% of the aggregate net rentable square feet of our U.S. consolidated self-storage portfolio at December 31, 2018.

Selected Operating Data for the Same
Store Facilities (2,046 facilities)
(unaudited):
Three Months Ended December 31,				Year Ended December 31,
			Percentage			Percentage
2018		2017	Change	2018	2017	Change

(Dollar amounts in thousands, except for per square foot amounts)
Revenues:
Rental income	$537,032	$530,276	1.3%	$2,144,330	$2,111,164	1.6%
Late charges and administrative fees	24,868	24,888	(0.1)%	98,425	98,263	0.2%
Total revenues (a)	561,900	555,164	1.2%	2,242,755	2,209,427	1.5%

Cost of operations:
Property taxes	34,136	32,320	5.6%	210,637	200,005	5.3%
On-site property manager payroll	24,647	24,936	(1.2)%	109,713	108,477	1.1%
Supervisory payroll	7,473	8,547	(12.6)%	35,275	38,175	(7.6)%
Repairs and maintenance	11,150	11,203	(0.5)%	42,730	43,465	(1.7)%
Snow removal	683	766	(10.8)%	3,470	2,982	16.4%
Utilities	9,837	9,239	6.5%	41,075	39,477	4.0%
Marketing	8,744	6,794	28.7%	30,771	28,679	7.3%
Other direct property costs	14,746	14,305	3.1%	59,096	56,975	3.7%
Allocated overhead	11,678	10,151	15.0%	46,753	43,539	7.4%
Total cost of operations (a)	123,094	118,261	4.1%	579,520	561,774	3.2%
Net operating income (b)	$438,806	$436,903	0.4%	$1,663,235	$1,647,653	0.9%

Gross margin	78.1%	78.7%	(0.8)%	74.2%	74.6%	(0.5)%

Weighted average for the period:
Square foot occupancy	92.6%	93.1%	(0.5)%	93.2%	93.8%	(0.6)%
Realized annual rental income per (c):
Occupied square foot	$17.68	$17.37	1.8%	$17.54	$17.15	2.3%
Available square foot (“REVPAF”)	$16.38	$16.17	1.3%	$16.35	$16.09	1.6%
At December 31:
Square foot occupancy				91.4%	91.2%	0.2%
Annual contract rent per occupied
square foot (d)				$18.17	$17.94	1.3%

(a)	Revenues and cost of operations do not include ancillary revenues and expenses generated at the facilities with respect to tenant reinsurance and retail sales.
(b)	See attached reconciliation of self-storage NOI to net income.

(c)

Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency, and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates.  These measures take into consideration promotional discounts, which reduce rental income.

(d)	Contract rent represents the applicable contractual monthly rent charged to our tenants, excluding the impact of promotional discounts, late charges and administrative fees.

The following table summarizes selected quarterly financial data with respect to the Same Store Facilities (unaudited):

	For the Quarter Ended
	March 31	June 30	September 30	December 31	Entire Year

	(Amounts in thousands, except for per square foot amounts)
Total revenues:
2018	$548,116	$558,216	$574,523	$561,900	$2,242,755
2017	$536,618	$549,676	$567,969	$555,164	$2,209,427

Total cost of operations:
2018	$153,532	$150,688	$152,206	$123,094	$579,520
2017	$148,577	$146,857	$148,079	$118,261	$561,774

Property taxes:
2018	$58,359	$59,138	$59,004	$34,136	$210,637
2017	$55,831	$56,032	$55,822	$32,320	$200,005

Repairs and maintenance, including
snow removal expenses:
2018	$11,523	$11,593	$11,251	$11,833	$46,200
2017	$11,684	$11,387	$11,407	$11,969	$46,447

Marketing:
2018	$6,516	$7,697	$7,814	$8,744	$30,771
2017	$6,792	$8,127	$6,966	$6,794	$28,679

REVPAF:
2018	$15.97	$16.31	$16.75	$16.38	$16.35
2017	$15.63	$16.03	$16.54	$16.17	$16.09

Weighted average realized annual
rent per occupied square foot:
2018	$17.30	$17.35	$17.83	$17.68	$17.54
2017	$16.79	$16.95	$17.49	$17.37	$17.15

Weighted average occupancy levels
for the period:
2018	92.3%	94.0%	94.0%	92.6%	93.2%
2017	93.1%	94.6%	94.6%	93.1%	93.8%

The following table sets forth selected market trends in our Same Store Facilities:

Same Store Facilities Operating Trends by Market (Unaudited)
	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
	(Amounts in thousands, except for weighted average data)

Revenues:
Los Angeles	$85,617	$82,881	3.3%	$339,037	$327,326	3.6%
San Francisco	48,214	47,479	1.5%	192,620	188,139	2.4%
New York	35,416	34,517	2.6%	140,463	136,654	2.8%
Seattle-Tacoma	26,139	25,964	0.7%	104,659	102,810	1.8%
Washington DC	26,566	26,173	1.5%	105,339	105,228	0.1%
Miami	24,062	24,130	(0.3)%	96,900	95,726	1.2%
Chicago	29,230	29,766	(1.8)%	117,715	120,500	(2.3)%
Atlanta	21,250	20,877	1.8%	84,275	82,534	2.1%
Dallas-Ft. Worth	15,711	16,130	(2.6)%	63,393	65,070	(2.6)%
Houston	16,006	16,409	(2.5)%	65,155	64,639	0.8%
Philadelphia	14,599	13,994	4.3%	57,469	55,759	3.1%
Orlando-Daytona	13,643	13,461	1.4%	54,635	52,700	3.7%
West Palm Beach	11,674	11,628	0.4%	46,614	45,650	2.1%
Tampa	10,951	10,991	(0.4)%	44,004	43,484	1.2%
Portland	9,815	9,917	(1.0)%	39,603	39,997	(1.0)%
All other markets	173,007	170,847	1.3%	690,874	683,211	1.1%
Total revenues	$561,900	$555,164	1.2%	$2,242,755	$2,209,427	1.5%

Net operating income:
Los Angeles	$72,351	$70,364	2.8%	$280,907	$272,106	3.2%
San Francisco	39,909	39,742	0.4%	156,691	153,787	1.9%
New York	28,664	27,814	3.1%	101,662	99,143	2.5%
Seattle-Tacoma	20,988	21,110	(0.6)%	82,007	81,271	0.9%
Washington DC	20,806	20,370	2.1%	78,780	79,292	(0.6)%
Miami	21,976	22,003	(0.1)%	72,881	72,307	0.8%
Chicago	18,791	20,164	(6.8)%	65,155	70,445	(7.5)%
Atlanta	16,606	16,222	2.4%	62,500	61,110	2.3%
Dallas-Ft. Worth	12,906	13,754	(6.2)%	44,642	46,572	(4.1)%
Houston	10,650	10,453	1.9%	43,039	42,546	1.2%
Philadelphia	10,553	9,869	6.9%	40,456	39,485	2.5%
Orlando-Daytona	10,859	10,827	0.3%	40,240	38,951	3.3%
West Palm Beach	8,986	8,873	1.3%	34,806	33,868	2.8%
Tampa	8,552	8,744	(2.2)%	31,796	31,591	0.6%
Portland	7,864	8,021	(2.0)%	30,767	31,304	(1.7)%
All other markets	128,345	128,573	(0.2)%	496,906	493,875	0.6%
Total net operating income	$438,806	$436,903	0.4%	$1,663,235	$1,647,653	0.9%

Same Store Facilities Operating Trends by Market (Continued)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
Weighted average square foot
occupancy:
Los Angeles	94.8%	95.2%	(0.4)%	95.2%	95.7%	(0.5)%
San Francisco	93.6%	94.5%	(1.0)%	94.5%	95.2%	(0.7)%
New York	93.8%	94.1%	(0.3)%	94.3%	94.3%	0.0%
Seattle-Tacoma	92.0%	93.2%	(1.3)%	93.2%	94.5%	(1.4)%
Washington DC	91.9%	91.3%	0.7%	92.4%	92.7%	(0.3)%
Miami	92.1%	93.5%	(1.5)%	92.7%	93.5%	(0.9)%
Chicago	90.1%	89.8%	0.3%	90.3%	91.2%	(1.0)%
Atlanta	93.1%	93.0%	0.1%	93.2%	93.5%	(0.3)%
Dallas-Ft. Worth	91.5%	92.0%	(0.5)%	91.7%	93.3%	(1.7)%
Houston	89.7%	94.2%	(4.8)%	90.8%	91.8%	(1.1)%
Philadelphia	94.6%	93.6%	1.1%	94.8%	94.6%	0.2%
Orlando-Daytona	93.0%	94.5%	(1.6)%	94.4%	95.0%	(0.6)%
West Palm Beach	93.7%	95.2%	(1.6)%	94.1%	94.9%	(0.8)%
Tampa	91.8%	93.8%	(2.1)%	93.0%	94.3%	(1.4)%
Portland	92.9%	94.1%	(1.3)%	94.1%	95.3%	(1.3)%
All other markets	92.5%	92.5%	0.0%	93.1%	93.6%	(0.5)%
Total weighted average
square foot occupancy	92.6%	93.1%	(0.5)%	93.2%	93.8%	(0.6)%

Realized annual rent per
occupied square foot:
Los Angeles	$26.08	$25.12	3.8%	$25.72	$24.67	4.3%
San Francisco	26.43	25.71	2.8%	26.15	25.30	3.4%
New York	25.49	24.80	2.8%	25.17	24.50	2.7%
Seattle-Tacoma	20.28	19.87	2.1%	20.03	19.39	3.3%
Washington DC	21.65	21.44	1.0%	21.41	21.16	1.2%
Miami	19.73	19.47	1.3%	19.77	19.36	2.1%
Chicago	15.24	15.61	(2.4)%	15.33	15.56	(1.5)%
Atlanta	13.32	13.13	1.4%	13.19	12.89	2.3%
Dallas-Ft. Worth	13.23	13.53	(2.2)%	13.34	13.46	(0.9)%
Houston	14.23	13.85	2.7%	14.32	14.06	1.8%
Philadelphia	16.39	15.86	3.3%	16.10	15.66	2.8%
Orlando-Daytona	14.06	13.64	3.1%	13.88	13.31	4.3%
West Palm Beach	18.71	18.31	2.2%	18.59	18.08	2.8%
Tampa	14.36	14.09	1.9%	14.25	13.90	2.5%
Portland	18.76	18.72	0.2%	18.70	18.61	0.5%
All other markets	14.37	14.20	1.2%	14.27	14.03	1.7%
Total realized rent per
occupied square foot	$17.68	$17.37	1.8%	$17.54	$17.15	2.3%

Same Store Facilities Operating Trends by Market (Continued)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
REVPAF:
Los Angeles	$24.72	$23.91	3.4%	$24.48	$23.60	3.7%
San Francisco	24.75	24.30	1.9%	24.71	24.10	2.5%
New York	23.91	23.33	2.5%	23.74	23.10	2.8%
Seattle-Tacoma	18.66	18.53	0.7%	18.67	18.31	2.0%
Washington DC	19.89	19.57	1.6%	19.78	19.62	0.8%
Miami	18.18	18.20	(0.1)%	18.32	18.10	1.2%
Chicago	13.73	14.02	(2.1)%	13.84	14.19	(2.5)%
Atlanta	12.40	12.21	1.6%	12.30	12.06	2.0%
Dallas-Ft. Worth	12.10	12.45	(2.8)%	12.23	12.57	(2.7)%
Houston	12.76	13.04	(2.1)%	13.00	12.91	0.7%
Philadelphia	15.51	14.85	4.4%	15.26	14.81	3.0%
Orlando-Daytona	13.08	12.89	1.5%	13.10	12.65	3.6%
West Palm Beach	17.52	17.43	0.5%	17.50	17.16	2.0%
Tampa	13.19	13.22	(0.2)%	13.26	13.11	1.1%
Portland	17.43	17.61	(1.0)%	17.59	17.74	(0.8)%
All other markets	13.30	13.13	1.3%	13.28	13.13	1.1%
Total REVPAF	$16.38	$16.17	1.3%	$16.35	$16.09	1.6%

Property Operations – Non Same Store Facilities

The Non Same Store Facilities at December 31, 2018 represent 383 facilities that were not stabilized with respect to occupancies or rental rates since January 1, 2016 or that we did not own as of January 1, 2016.  The following table summarizes operating data with respect to the Non Same Store Facilities (unaudited).  Additional data and metrics with respect to these facilities is included in the MD&A in our December 31, 2018 Form 10-K.

NON SAME STORE	Three Months Ended December 31,			Year Ended December 31,
FACILITIES	2018	2017	Change	2018	2017	Change

	(Dollar amounts in thousands, except for per square foot amounts)
Revenues:
2018 acquisitions	$2,879	$-	$2,879	$5,167	$-	$5,167
2017 acquisitions	7,319	2,704	4,615	28,704	5,577	23,127
2016 acquisitions	9,945	9,427	518	39,166	36,336	2,830
2016 - 2018 new developments	11,460	6,310	5,150	37,625	17,391	20,234
2013 - 2015 new developments	6,842	6,470	372	26,725	24,910	1,815
Other facilities	53,903	54,143	(240)	217,465	218,792	(1,327)
Total revenues	92,348	79,054	13,294	354,852	303,006	51,846

Cost of operations before
depreciation and amortization expense:
2018 acquisitions	1,276	-	1,276	2,141	-	2,141
2017 acquisitions	2,225	993	1,232	9,669	2,006	7,663
2016 acquisitions	2,886	3,345	(459)	13,523	13,693	(170)
2016 - 2018 new developments	6,737	3,028	3,709	22,120	11,433	10,687
2013 - 2015 new developments	1,714	2,038	(324)	8,031	8,093	(62)
Other facilities	12,099	13,480	(1,381)	60,727	60,634	93
Total cost of operations	26,937	22,884	4,053	116,211	95,859	20,352

Net operating income:
2018 acquisitions	1,603	-	1,603	3,026	-	3,026
2017 acquisitions	5,094	1,711	3,383	19,035	3,571	15,464
2016 acquisitions	7,059	6,082	977	25,643	22,643	3,000
2016 - 2018 new developments	4,723	3,282	1,441	15,505	5,958	9,547
2013 - 2015 new developments	5,128	4,432	696	18,694	16,817	1,877
Other facilities	41,804	40,663	1,141	156,738	158,158	(1,420)
Net operating income (a)	$65,411	$56,170	$9,241	$238,641	$207,147	$31,494

(a)	See attached reconciliation of self-storage net operating income (“NOI”) to net income.

Investing and Capital Activities

During the three months ended December 31, 2018, we acquired nine self-storage facilities (two each in Georgia and Nebraska and one each in Colorado, Indiana, Ohio, Oklahoma and Washington) with 0.6 million net rentable square feet for $73.2 million. During 2018, we acquired 25 self-storage facilities (six in Minnesota, three in Nebraska, two each in Georgia, Indiana, Ohio, South Carolina, Tennessee and Texas, and one each in Colorado, Kentucky, Oklahoma and Washington) with 1.6 million net rentable square feet for $181.0 million. Subsequent to December 31, 2018, we acquired or were under contract to acquire 14 self-storage facilities (nine in Virginia and one each in Colorado, Florida, Georgia, Kentucky and Michigan) with 0.9 million net rentable square feet for $102.4 million.

During the three months ended December 31, 2018, we opened two newly developed facilities and various expansion projects (0.6 million net rentable square feet – 0.2 million in Texas, 0.1 million each in Florida and Virginia and 0.2 million in other states) costing $70 million.  During 2018, we completed 18 newly developed facilities and various expansion projects (3.0 million net rentable square feet – 1.2 million in Texas, 0.6 million in Colorado and 1.2 million in other states) costing an aggregate of $348 million. At December 31, 2018, we had various facilities in development (1.7 million net rentable square feet) estimated to cost $253 million and various expansion projects (3.5 million net rentable square feet) estimated to cost $354 million.  Our aggregate 5.2 million net rentable square foot pipeline of development and expansion facilities includes 1.4 million in Texas, 1.0 million in

Florida, 0.8 million in Minnesota, 0.4 million in Colorado, 0.3 million each in California and North Carolina and 1.0 million in other states.   The remaining $322 million of development costs for these projects is expected to be incurred primarily in the next 18 months.

On October 15, 2018, Shurgard Europe completed an initial global offering (the “Offering”), and its shares commenced trading on Euronext Brussels under the “SHUR” symbol.   In the Offering, Shurgard Europe issued 25.0 million of its common shares to third parties at a price of €23 per share.  Our equity interest, comprised of a direct and indirect pro-rata ownership interest in 31.3 million shares, decreased from 49% to 35.2% as a result of the Offering.   While we did not sell any shares in the Offering, and we have no current plans to do so, we recorded a gain on disposition of $151.6 million in the three months ending December 31, 2018, as if we had sold a proportionate share of our investment in Shurgard Europe. Shurgard Europe’s publicly reported information can be obtained on its website, https://corporate.shurgard.eu and on the website of the Luxembourg Stock Exchange, http://www.bourse.lu.

On October 18, 2018, we sold our property in West London to Shurgard Europe for $42.1 million in cash and recorded a gain on disposition of $31.5 million in the three months ended December 31, 2018.

On February 22, 2019, we called for redemption, and on March 28, 2019, we will redeem, our 6.375% Series Y Preferred Shares for $285 million.

Distributions Declared

On February 19, 2019, our Board of Trustees declared a regular common quarterly dividend of $2.00 per common share.  The Board also declared dividends with respect to our various series of preferred shares. All the dividends are payable on March 28, 2019 to shareholders of record as of March 13, 2019.

Fourth Quarter Conference Call

A conference call is scheduled for February 27, 2019 at 10:00 a.m. (PST) to discuss the fourth quarter earnings results.  The domestic dial-in number is (866) 406-5408, and the international dial-in number is (973) 582-2770 (conference ID number for either domestic or international is 3294554). A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.”  A replay of the conference call may be accessed through March 13, 2019 by calling (800) 585-8367 (domestic), (404) 537-3406 (international) or by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.” All forms of replay utilize conference ID number 3294554.

About Public Storage

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities. The Company’s headquarters are located in Glendale, California.  At December 31, 2018, we had interests in 2,429 self-storage facilities located in 38 states with approximately 162 million net rentable square feet in the United States and we owned a 35.2% common equity interest in Shurgard Self Storage SA (Euronext Brussels:SHUR), which owned 232 self-storage facilities located in seven Western European nations with approximately 13 million net rentable square feet operated under the “Shurgard” brand.  We also own a 42% common equity interest in PS Business Parks, Inc. (NYSE:PSB) which owned and operated approximately 28 million rentable square feet of commercial space at December 31, 2018.

Additional information about Public Storage is available on our website, www.publicstorage.com.

We expect to release our 2018 Annual Report on Form 10-K within approximately one business day.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  Factors and risks that may impact future results and performance include, but are not limited to, those described in Part 1, Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2018 and in our other filings with the SEC and the following: general risks associated with the ownership and operation of real estate, including changes in demand, risk related to development of self-storage facilities, potential liability for environmental contamination, natural disasters and adverse changes in laws and regulations governing property tax, real estate and zoning; risks associated with downturns in the national and local economies in the markets in which we operate, including risks related to current economic conditions and the economic health of our customers; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives; difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage acquired and developed properties; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations, changes in tax laws, and local and global economic uncertainty that could adversely affect our earnings and cash flows; risks related to our participation in joint ventures; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing environmental, taxes, our tenant reinsurance business and labor, and risks related to the impact of new laws and regulations; risks of increased tax expense associated either with a possible failure by us to qualify as a REIT, or with challenges to the determination of taxable income for our taxable REIT subsidiaries; changes in federal or state tax laws related to the taxation of REITs and other corporations; security breaches or a failure of our networks, systems or technology could adversely impact our business, customer and employee relationships; risks associated with the self-insurance of certain business risks, including property and casualty insurance, employee health insurance and workers compensation liabilities; difficulties in raising capital at a reasonable cost; delays in the development process; ongoing litigation and other legal and regulatory actions which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business; and economic uncertainty due to the impact of war or terrorism. These forward-looking statements speak only as of the date of this press release.  All of our forward-looking statements, including those in this press release, are qualified in their entirety by this statement.  We expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this press release, except where expressly required by law.  Given these risks and uncertainties, you should not rely on any forward-looking statements in this press release, or which management may make orally or in writing from time to time, as predictions of future events nor guarantees of future performance.

PUBLIC STORAGE

SELECTED INCOME STATEMENT DATA

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Revenues:
Self-storage facilities	$654,248	$634,218	$2,597,607	$2,512,433
Ancillary operations	38,212	38,090	156,673	156,095
	692,460	672,308	2,754,280	2,668,528

Expenses:
Self-storage cost of operations	150,031	141,145	695,731	657,633
Ancillary cost of operations	10,343	10,734	43,991	50,345
Depreciation and amortization	121,374	120,100	483,646	454,526
General and administrative	28,442	20,551	118,720	82,882
Interest expense	7,953	8,137	32,542	12,690
	318,143	300,667	1,374,630	1,258,076

Other increase (decrease) to net income:
Interest and other income	7,550	6,049	26,442	18,771
Equity in earnings of unconsolidated real estate entities (a)	12,966	18,420	103,495	75,655
Gain on sale of real estate	36,078	446	37,903	1,421
Gain due to Shurgard Europe public offering	151,616	-	151,616	-
Foreign currency exchange gain (loss)	5,379	(5,593)	18,117	(50,045)
Casualty loss	-	-	-	(7,789)
Net income	587,906	390,963	1,717,223	1,448,465
Allocation to noncontrolling interests	(1,701)	(1,564)	(6,192)	(6,248)
Net income allocable to Public Storage shareholders	586,205	389,399	1,711,031	1,442,217
Allocation of net income to:
Preferred shareholders – distributions	(54,078)	(54,078)	(216,316)	(236,535)
Preferred shareholders – redemptions	-	-	-	(29,330)
Restricted share units	(2,025)	(1,241)	(5,815)	(4,743)
Net income allocable to common shareholders	$530,102	$334,080	$1,488,900	$1,171,609

Per common share:
Net income per common share – Basic	$3.05	$1.92	$8.56	$6.75
Net income per common share – Diluted	$3.04	$1.92	$8.54	$6.73
Weighted average common shares – Basic	174,075	173,771	173,969	173,613
Weighted average common shares – Diluted	174,466	174,218	174,297	174,151

(a)

Equity in earnings reflects an aggregate reduction of $3.8 million for the three months ended December 31, 2018 and $5.2 million for the year ended December 31, 2018 with respect to Shurgard Europe due to a casualty loss due to a fire at one of Shurgard Europe’s facilities and costs associated with the Offering.

PUBLIC STORAGE

SELECTED BALANCE SHEET DATA

(Amounts in thousands, except share and per share data)

	December 31, 2018	December 31, 2017
ASSETS	(Unaudited)

Cash and equivalents	$361,218	$433,376

Operating real estate facilities:
Land and buildings, at cost	15,296,844	14,665,989
Accumulated depreciation	(6,140,072)	(5,700,331)
	9,156,772	8,965,658
Construction in process	285,339	264,441
Investments in unconsolidated real estate entities	783,988	724,173
Goodwill and other intangible assets, net	209,856	214,957
Other assets	131,097	130,287
Total assets	$10,928,270	$10,732,892

LIABILITIES AND EQUITY

Senior unsecured notes	$1,384,880	$1,402,109
Mortgage notes	27,403	29,213
Accrued and other liabilities	371,259	337,201
Total liabilities	1,783,542	1,768,523

Equity:
Public Storage shareholders’ equity:
Cumulative Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 161,000 shares issued (in series) and outstanding,
(161,000 at December 31, 2017) at liquidation preference	4,025,000	4,025,000
Common Shares, $0.10 par value, 650,000,000 shares authorized,
174,130,881 shares issued and outstanding, (173,853,370 shares
at December 31, 2017)	17,413	17,385
Paid-in capital	5,718,485	5,648,399
Accumulated deficit	(577,360)	(675,711)
Accumulated other comprehensive loss	(64,060)	(75,064)
Total Public Storage shareholders’ equity	9,119,478	8,940,009
Noncontrolling interests	25,250	24,360
Total equity	9,144,728	8,964,369
Total liabilities and equity	$10,928,270	$10,732,892

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Computation of Funds from Operations and Funds Available for Distribution

(Unaudited – amounts in thousands except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Computation of FFO per Share:

Net income allocable to common shareholders	$530,102	$334,080	$1,488,900	$1,171,609
Eliminate items excluded from FFO:
Depreciation and amortization	121,374	120,100	483,646	454,526
Depreciation from unconsolidated real estate investments	21,630	19,296	79,868	71,931
Depreciation allocated to noncontrolling interests
and restricted share unitholders	(822)	(910)	(3,646)	(3,567)
Gains on sale of real estate and Shurgard Europe
IPO, including our equity share from investments	(189,802)	(1,831)	(227,332)	(4,908)
FFO allocable to common shares (a)	$482,482	$470,735	$1,821,436	$1,689,591
Diluted weighted average common shares	174,466	174,218	174,297	174,151
FFO per share (a)	$2.77	$2.70	$10.45	$9.70

Reconciliation of Earnings per Share to FFO per Share:

Earnings per share—Diluted	$3.04	$1.92	$8.54	$6.73
Eliminate per share amounts excluded from FFO:
Depreciation and amortization allocable to
common shareholders	0.81	0.79	3.21	3.00
Gains on sale of real estate and Shurgard Europe
IPO, including our equity share from investments	(1.08)	(0.01)	(1.30)	(0.03)
FFO per share (a)	$2.77	$2.70	$10.45	$9.70

Computation of Funds Available for Distribution ("FAD"):

FFO allocable to common shares	$482,482	$470,735	$1,821,436	$1,689,591
Eliminate effect of items included in FFO but not FAD:
Share-based compensation expense in excess of
cash paid	16,602	9,615	57,589	22,711
Foreign currency exchange (gain) loss	(5,379)	5,593	(18,117)	50,045
Application of EITF D-42, including our equity
share from investments	-	1,689	-	33,879
Less: Capital expenditures to maintain real estate facilities	(45,990)	(42,255)	(139,397)	(124,780)

FAD (a)	$447,715	$445,377	$1,721,511	$1,671,446

Distributions paid to common shareholders and restricted
share units	$349,203	$348,672	$1,396,364	$1,393,812

Distribution payout ratio	78.0%	78.3%	81.1%	83.4%

Distributions per common share	$2.00	$2.00	$8.00	$8.00

(a)

FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with the non-GAAP measure FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents GAAP net income before depreciation and amortization, real estate gains or losses and impairment charges, which are excluded because they are based upon historical costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FAD represents FFO adjusted to exclude certain non-cash charges and to deduct capital expenditures.  We utilize FAD in evaluating our ongoing cash flow available for investment, debt repayment and common distributions. We believe investors and analysts utilize FAD in a similar manner.  FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.  In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to

Net Income

(Unaudited – amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Self-storage revenues for:
Same Store Facilities	$561,900	$555,164	$2,242,755	$2,209,427
Non Same Store Facilities	92,348	79,054	354,852	303,006
Self-storage revenues	654,248	634,218	2,597,607	2,512,433

Self-storage cost of operations for:
Same Store Facilities	123,094	118,261	579,520	561,774
Non Same Store Facilities	26,937	22,884	116,211	95,859
Self-storage cost of operations	150,031	141,145	695,731	657,633

Self-storage NOI for:
Same Store Facilities	438,806	436,903	1,663,235	1,647,653
Non Same Store Facilities	65,411	56,170	238,641	207,147
Self-storage NOI (a)	504,217	493,073	1,901,876	1,854,800
Ancillary revenues	38,212	38,090	156,673	156,095
Ancillary cost of operations	(10,343)	(10,734)	(43,991)	(50,345)
Depreciation and amortization	(121,374)	(120,100)	(483,646)	(454,526)
General and administrative expense	(28,442)	(20,551)	(118,720)	(82,882)
Interest and other income	7,550	6,049	26,442	18,771
Interest expense	(7,953)	(8,137)	(32,542)	(12,690)
Equity in earnings of unconsolidated real estate entities	12,966	18,420	103,495	75,655
Gain on sale of real estate	36,078	446	37,903	1,421
Gain due to Shurgard Europe public offering	151,616	-	151,616	-
Foreign currency exchange gain (loss)	5,379	(5,593)	18,117	(50,045)
Casualty loss	-	-	-	(7,789)
Net income on our income statement	$587,906	$390,963	$1,717,223	$1,448,465

(a)

Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense, which is based upon historical costs and assumes that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions.  We utilize NOI in determining current property values, evaluating property performance, and in evaluating operating trends.  We believe that investors and analysts utilize NOI in a similar manner.  NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.  This table reconciles from NOI for our self-storage facilities to the net income presented on our income statement.